Southern Company Services, Inc.
                            64 Perimeter Center East
                                Atlanta, GA 30346
                                  770-821-3574



December 19, 1996




Office of Applications and Reports Services
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Re:      SEI Holdings, Inc.


Ladies and Gentlemen:

We transmit for filing under the Public Utility Holding Company Act on behalf of SEI Holdings, Inc. a Notification of Foreign Utility Company Status on Form U-57.

If any questions should arise concerning the Form U-57, please call the undersigned at Southern Company Services, Inc., in Atlanta, Georgia, at 770-821-3574.


Yours very truly,

/s/Wayne Boston

Wayne Boston